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EXHIBIT 99.1


NATIONAL QUALITY CARE, INC. TO FOCUS PRINCIPALLY ON ITS WEARABLE ARTIFICIAL
KIDNEY

Beverly Hills, California, December 29, 2005: National Quality Care, Inc. (OTC BB NQCI.OB - News ) announced that it has reorganized its management to focus on the development and clinical trials of its wearable artificial kidney. Victor Gura, M.D., the inventor of the Wearable Kidney, will become the Company's Chief Scientific Officer and, as such, will be able to devote himself principally to the Wearable Artificial Kidney. Pending appointment of a replacement CEO for Dr. Gura, Robert Snukal, a director of the Company, will serve as the interim CEO and President. Leonardo Berezovsky, M.D., currently a director, will become Chairman of the Board. Dr. Berezovsky, Mr. Snukal and Jose Spiwak, M.D., also a director of the Company, will comprise an Executive Committee, which will be responsible for (i) conducting the search for a permanent CEO and President, in consultation with the Company's management; (ii) directing the management of the Company in consultation with the interim CEO and President, and (iii) evaluating and directing the Company's strategic business goals.

ABOUT THE COMPANY

National Quality Care, Inc. is focused principally on the development of a Wearable Artificial Kidney that can be worn as a belt and operates 24 hours a day, 7 days a week. In addition, the Company is a provider of integrated dialysis services for patients suffering from chronic kidney failure.

         SOME PARAGRAPHS OF THIS PRESS RELEASE, PARTICULARLY THOSE DESCRIBING THE COMPANY'S STRATEGIES, OPERATING EXPENSE REDUCTIONS AND BUSINESS PLANS, CONTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1993, AS AMENDED AND SECURITIES ACT OF 1933, AS AMENDED, AND
SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. WHILE THE COMPANY IS WORKING TO ACHIEVE THOSE GOALS, ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF A NUMBER OF FACTORS, INCLUDING DIFFICULTIES IN MARKETING ITS PRODUCTS AND SERVICES, NEED FOR CAPITAL, COMPETITION FROM OTHER COMPANIES AND OTHER FACTORS, ANY OF WHICH COULD HAVE AN ADVERSE EFFECT ON THE BUSINESS PLANS OF THE COMPANY, ITS REPUTATION IN THE INDUSTRY OR ITS EXPECTED FINANCIAL RETURN FROM OPERATIONS. FACTORS SUCH AS THESE COULD HAVE AN ADVERSE EFFECT ON THE COMPANY'S RESULTS OF OPERATIONS. IN LIGHT OF SIGNIFICANT UNCERTAINTIES INHERENT IN FORWARD-LOOKING STATEMENTS INCLUDED HEREIN, THE INCLUSION OF SUCH INFORMATION SHOULD NOT BE REGARDED AS A REPRESENTATION BY THE COMPANY AND ITS SUBSIDIARIES THAT IT WILL BE ACHIEVED.

Contact:

         National Quality Care, Inc.
         Victor Gura, Chief Scientific Officer
         310-550-6242